Senesco Technologies Reports Second Quarter of Fiscal Year 2014 Financial Results

BRIDGEWATER, N.J. (February 18, 2014) – Senesco Technologies, Inc. ("Senesco" or the "Company") (OTCQB: SNTI) today announced financial results for the three months ended December 31, 2013 (“Second Quarter 2014”).

Fiscal Second Quarter and Recent Highlights

•	The Company completed cohort 3 of its Phase 1b/2a clinical trial for its drug candidate, SNS01-T, for the treatment of multiple myeloma and lymphoma. The Data Review Committee’s review of the results of cohort 3 concluded that SNS01-T was safe and well tolerated at a dose of 0.2 mg/Kg. No drug-related serious adverse events or dose limiting toxicities have been observed in the study.
•	The Company received approval from its Data Review Committee to proceed to cohort 4, which is expected to require six evaluable patients. The patients in cohort 4 are receiving 0.375 mg/Kg of SNS01-T.
•	The Company made two presentations on its gene regulation technology (SNS01-T) for blood-borne cancer care at the 55th American Society of Hematology (ASH) Annual Meeting.

•	The Company presented at the Biotech Showcase 2014 Conference.

•	The Company completed an equity offering of $5.4 million in gross proceeds in December 2013.

•	The Company executed a non-binding Letter of Intent to acquire Fabrus, Inc.

“We are excited to be in cohort 4, at the top dose planned, of our Phase 1b/2a with SNS01-T,” stated Leslie J. Browne, Ph.D, President and Chief Executive Officer of Senesco “The study is progressing well and we expect to report top-line results by the end of June.”

Second Quarter 2014 Financial Results

Research and development expenses for the Second Quarter 2014 were $647,123, compared with $591,079 for the Second Quarter 2013, a 9.5% increase. The increase was primarily due to an increase in costs incurred in connection with the development of the Company’s drug candidate, SNS01-T, for multiple myeloma due to the timing of patient recruitment, which was partially offset by a decrease in the cost associated with the research contract with the University of Waterloo.

General and administrative expenses were $941,784 for the Second Quarter 2014 compared with $708,968 for the Second Quarter 2013, a 32.8% increase. The increase was primarily due to an increase in stock based compensation and investor relations costs, which was partially offset by a decrease in professional fees.

The loss applicable to common shares for the Second Quarter 2014 was $1,640,255 or $0.48 per share compared with a loss applicable to common shares for the Second Quarter 2013 of $1,293,871 or $1.11 per share.

As of December 31, 2013, the Company had cash and cash equivalents in the amount of $6,121,895, compared to cash and cash equivalents of $1,602,294, as of June 30, 2013.

Senesco has initiated a Phase 1b/2a clinical study for its drug candidate, SNS01-T, in multiple myeloma, diffuse large B-cell lymphoma and mantle cell lymphoma patients. Patients are currently being treated in the fourth cohort of the trial. The Company plans to fund research and development and commercialization activities by utilizing its current cash balance and investments, through the placement of equity and / or debt instruments, by achieving milestones set forth in current licensing agreements, and through the execution of additional licensing agreements. The Company believes that it has sufficient cash on hand to maintain operations at least through December 31, 2014.

About Senesco Technologies, Inc.

Senesco Technologies is a clinical-stage biotech company specializing in cancer therapeutics. Its proprietary gene regulation technology has demonstrated the ability to eliminate cancerous cells and protect healthy cells from premature death. The Company is currently in a phase 1b/2a trial with a product that treats B-cell cancers, which include multiple myeloma, chronic lymphocytic leukemia, and non-Hodgkin’s B-cell lymphomas. The technology was developed over the last 15 years through the discovery that the genetic pathway for cell growth control is common to both plants and humans. For more information, please visit Senesco.com or connect with us on Facebook, Twitter, LinkedIn and Google+.

About SNS01-T

SNS01-T is a novel approach to cancer therapy that is designed to selectively trigger apoptosis in B-cell cancers such as multiple myeloma and mantle cell and diffuse large B-cell lymphomas. Senesco is the sponsor of a Phase 1b/2a study that is actively enrolling patients at Mayo Clinic in Rochester, MN, the University of Arkansas for Medical Sciences in Little Rock, AR, the Mary Babb Randolph Cancer Center in Morgantown, WV, the John Theurer Cancer Center at Hackensack University Medical Center in Hackensack, NJ, and the Seattle Cancer Care Alliance in Seattle, WA.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the quotation of the Company’s common stock on an over-the-counter securities market, the Company’s ability to execute a transaction with Fabrus, Inc., as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Dave Gentry

RedChip Companies, Inc.
Tel: 1-800-RED-CHIP (733-2447), ext. 104

Email: info@redchip.com

Joel Brooks	Heather Branham
Chief Financial Officer	908-393-9393
info@senesco.com

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2013	2013

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$6,121,895	$1,602,294
Prepaid research supplies and expenses	1,488,465	1,919,220

Total Current Assets	7,610,360	3,521,514

Equipment, furniture and fixtures, net	3,512	4,555
Intangible assets, net	3,482,388	3,566,497
Security deposit	5,171	5,171

TOTAL ASSETS	$11,101,431	$7,097,737

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$477,628	$637,320
Accrued expenses	616,903	387,540
Line of credit	2,187,082	2,187,082

Total Current Liabilities	3,281,613	3,211,942

Other liabilities	99,728	99,728

TOTAL LIABILITIES	3,381,341	3,311,670

COMMITMENTS

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 580 and 800 shares outstanding, respectively
(liquidation preference of $594,500 and $820,000
at December 31, 2013 and June 30, 2013, respectively)	6	8
Common stock, $0.01 par value, authorized 500,000,000 shares,
issued and outstanding 4,957,275 and 2,272,062, respectively	49,573	22,721
Capital in excess of par	85,542,557	78,189,173
Deficit accumulated during the development stage	(77,872,046)	(74,425,835)

Total Stockholders' Equity	7,720,090	3,786,067

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$11,101,431	$7,097,737

See Notes to Condensed Consolidated Financial Statements

SENESCO TECHNOLOGIES, INC. AND SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

					Cumulative
	Three Months Ended December 31,		Six Months Ended December 31,		Amounts from
	2013	2012	2013	2012	Inception

Licensing Revenue	$-	$-	$100,000	$-	$1,890,000

Operating expenses:
General and administrative	941,784	708,968	1,882,233	1,441,688	35,996,534
Research and development	647,123	591,079	1,374,242	1,104,512	24,696,513
Write-off of patents abandoned	-	-	185,161	-	2,158,595

Total operating expenses	1,588,907	1,300,047	3,441,636	2,546,200	62,851,642

Loss from operations	(1,588,907)	(1,300,047)	(3,341,636)	(2,546,200)	(60,961,642)

Other non-operating income (expense)

Grant income	-	-	-	-	244,479

Change in fair value of warrant liability	-	64,440	-	44,292	8,701,721

Sale of state income tax loss – net	-	-	-	-	586,442

Other noncash (expense) income, net	-	-	-	-	205,390

Loss on settlement of warrant liabilities	-	-	-	(785,171)	(1,724,546)

Loss on extinguishment of debt			-	-	(361,877)

Amortization of debt discount and financing costs	-	-	-	-	(11,227,870)

Interest expense – convertible notes	-	-	-	-	(2,027,930)

Interest (expense) income - net	(30,731)	(34,278)	(62,335)	(68,260)	102,566

Net loss	(1,619,638)	(1,269,885)	(3,403,971)	(3,355,339)	(66,463,267)

Preferred dividends	(20,617)	(23,986)	(42,240)	(648,155)	(11,408,779)

Loss applicable to common shares	(1,640,255)	(1,293,871)	(3,446,211)	(4,003,494)	(77,872,046)

Other comprehensive loss	-	-	-	-	-

Comprehensive loss	$(1,640,255)	$(1,293,871)	$(3,446,211)	$(4,003,494)	$(77,872,046)

Basic and diluted net loss per common share	$(0.48)	$(1.11)	$(1.20)	$(3.57)

Basic and diluted weighted-average number
of common shares outstanding	3,443,109	1,169,753	2,875,517	1,122,123

See Notes to Condensed Consolidated Financial Statements